EXHIBIT 10.4

Banking Facilities from Bank of China

Facility Limit(s)		Date
CNY 50,000,000	Armco (Lianyungang) Renewable Metals	3/15/2013--12/27/2015

The facilities would be used for working capital;

Kexuan Yao and his wife provide warranty of the maximum amount;

Armco (Lianyungang) Renewable Metals provides mortgage of the maximum amount;

Exhibit 1-14 Explanation for kinds of facilities.